Exhibit 99.1

Synaptics Reports Results for First Quarter Fiscal 2020

Business Highlights

•	Michael Hurlston joins Synaptics as new president and chief executive officer

•	Dean Butler joins Synaptics as new chief financial officer

•	GAAP gross margin in the first quarter was 31.7 percent and Non-GAAP gross margin was 41.5 percent, which was the first quarter above 40 percent in five years

•	Leading US search provider launched a smart speaker and a Wi-Fi mesh router powered by Synaptics’ edge computing SoC with integrated machine learning

•	Leading China OEM shipping flagship OLED smartphone with Synaptics’ differentiating touch controller and display driver IC

SAN JOSE, Calif., – November 7, 2019 – Synaptics Incorporated (NASDAQ: SYNA), the leading developer of human interface solutions, today reported financial results for its first fiscal quarter ended September 28, 2019.

Net revenue for the first quarter of fiscal 2020 was up 15% sequentially to $339.9 million and exceeded the guidance the company provided last quarter. GAAP net income for the first quarter of fiscal 2020 was $4.0 million, or $0.12 per diluted share. Non-GAAP net income for the first quarter of fiscal 2020 increased $27.7 million sequentially to $41.0 million, or $1.22 per diluted share. (See below under the heading “Use of Non-GAAP Financial Information” and the attached table for a description and a reconciliation of GAAP to Non-GAAP financial measures.)

“Our September quarter was stronger than expected as we had a number of successful large OEM customer product launches this quarter including smart home devices leveraging our edge computing SoCs, and new smartphones with both LCD and OLED panels featuring our display and touch IC solutions,” stated Michael Hurlston, president and chief executive officer, Synaptics. “As we continue our corporate transformation, I am committed to focusing our investments on sustainable franchise solutions that are more defensible with better margins. We have a strong foundation in technology and IP at Synaptics, and I am confident that we will become a stronger, more profitable growth company long-term.”

Cash at September 30, 2019 was $351 million. Cash flow from operations during the first quarter of fiscal 2020 was $47 million and the company used $17 million to repurchase approximately 556 thousand shares of its common stock.

Business Outlook

Dean Butler, chief financial officer of Synaptics, added, “We had a strong start to our fiscal year and continue to maintain a healthy backlog of $265 million entering the December quarter, and expect that subsequent bookings, customer forecasts and product sell-in and sell-through patterns will result in revenue for the second quarter of fiscal 2020 to be in the range of $345 to $365 million. Based upon this guidance, we expect the revenue mix from mobile, IoT and PC products to be approximately 54 percent, 25 percent and 21 percent respectively.”

For the second quarter of fiscal 2020, the company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP
Revenue	$345M to $365M +2 percent to +7 percent Q/Q	N/A	N/A

Gross Margin	38 percent to 40 percent	Approximately $8.8m*	40.5 percent to 42.5 percent

Operating Expense	$121M to $126M	Approximately $31M to $33M**	$90M to $93M

*	Projected Non-GAAP gross margin excludes $8 million of intangible asset amortization, $0.7 million of stock-based compensation, and $0.1 million of retention program costs.
**

Projected Non-GAAP operating expense excludes $15 million to $16 million of stock-based compensation, $10 million to $11 million of restructuring, $4 million of retention program costs, and $3 million of intangible asset amortization.

Earnings Call and Supplementary Materials

The Synaptics first quarter and fiscal 2020 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, November 7, 2019, during which the company will provide forward-looking information.

Speakers:

•	Michael Hurlston, President and Chief Executive Officer

•	Dean Butler, Chief Financial Officer

•	Saleel Awsare, Senior Vice President and General Manager, IoT Division

•	Jason Tsai, Head of Investor Relations

To participate on the live call, analysts and investors should dial 800-367-2403 (conference ID: 9659203). Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, biometrics, voice, audio, and multimedia products is built on the company’s rich R&D, extensive IP and dependable supply chain capabilities. With solutions designed for mobile, PC, smart home, and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Join Synaptics on Twitter, LinkedIn, and Facebook or visit www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin and Non-GAAP operating expenses, for similar reasons.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs.

Acquisition related costs primarily consist of:

•

amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete,

•	inventory adjustments affecting the carrying value of inventory acquired in an acquisition,

•	transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees, and

•	legal and consulting costs associated with acquisitions that have been announced, including non-recurring post-acquisition costs and services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation.

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units and the employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes this item from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs.

Restructuring costs consist primarily of employee severance and office closure costs, including the reversal of such costs. These costs are cash-based and designed to address cost structure inefficiencies. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies in its business.

Retention program costs.

Retention program costs consist of employee retention arrangement costs designed to ensure operational continuity and support through employee retention. These costs are cash-based and designed to ensure retention of certain key engineering and management employees as we transition the company through senior level management and product focus changes. As a result, the company excludes retention program costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for retention program costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by retention program costs designed to ensure operational continuity and support through employee retention during a transition of senior level management and product focus changes.

In-process research and development.

In-process research and development represents research and development that is not yet complete. In the context of a business combination, in-process research and development costs will be capitalized and subsequently amortized over an estimated life or impaired. In the context of an asset acquisition, in-process research and development costs will be expensed immediately unless there is an alternative future use. From time to time, we may acquire in-process research and development assets as part of an asset acquisition. If determined to have no alternative future use, these in-process research and development assets will be expensed in the period acquired. As a result, the company excludes in-process research and development costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for in-process research and development costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by in-process research and development costs.

Other non-cash items.

Other non-cash items includes non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Recovery on sale of investment.

Recovery on sale of investment, represents the gain on the recovery of an investment in which the cost basis was previously written down to fair value. This item is excluded from Non-GAAP results as the previous write-down was excluded from Non-GAAP results. Excluding recovery on sale of investment from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with recovery on sale of investment.

Arbitration settlement, net

Arbitration settlement, net represents the impact of the settlement of an arbitration matter net of related legal and consulting services that is unusual or infrequent. As a result, the company excludes from its internal operating forecasts and models, when evaluating its ongoing business performance, arbitration settlement amounts net of related costs. The company believes that Non-GAAP measures reflecting an adjustment for arbitration settlements net of related costs provides investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent, non-recurring or non-routine arbitration settlements net of related costs.

Equity investment loss.

Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. As a result, the company excludes equity investment loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for equity investment loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by non-cash items.

Non-GAAP tax adjustments.

The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of deductible stock options, delivery of shares under deferred stock unit awards, market stock unit awards, and performance stock unit awards, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 29, 2019, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:

Jason Tsai

Head of Investor Relations

jason.tsai@synaptics.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	Sept 30,	June 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$350.8	$327.8
Accounts receivables, net of allowances of $2.1 at September 30, and June 30, 2019	232.2	230.0
Inventories	138.2	158.7
Prepaid expenses and other current assets	15.9	14.6

Total current assets	737.1	731.1

Property and equipment at cost, net	98.8	103.0
Goodwill	372.8	372.8
Purchased intangibles, net	126.6	144.8
Non-current other assets	89.0	58.1

Total assets	$1,424.3	$1,409.8

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$99.0	$98.3
Accrued compensation	31.3	30.4
Income taxes payable	9.5	19.1
Other accrued liabilities	107.7	106.1

Total current liabilities	247.5	253.9

Convertible notes, net	472.8	468.3
Non-current portion of acquisition-related liabilities	1.3
Other long-term liabilities	47.9	30.3

Total liabilities	769.5	752.5

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 64,493,058 and 64,283,948 shares issued, and 33,003,182 and 33,349,735 shares outstanding, respectively	0.1	0.1
Additional paid in capital	1,277.5	1,266.1
Less: 31,489,876 and 30,934,213 treasury shares, respectively, at cost	(1,209.4)	(1,192.4)
Accumulated other comprehensive income	—	—
Retained earnings	586.6	583.5

Total stockholders’ equity	654.8	657.3

Total liabilities and stockholders’ equity	$1,424.3	$1,409.8

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net revenue	$339.9	$417.6
Acquisition related costs (1)	15.3	17.0
Cost of revenue	198.4	259.7

Gross margin	126.2	140.9
Operating expenses
Research and development	86.0	89.6
Selling, general, and administrative	27.5	33.6
Acquisition related costs, net (2)	2.9	3.6
Restructuring costs (3)	6.6	8.3

Total operating expenses	123.0	135.1

Operating income	3.2	5.8
Interest and other income, net	(3.6)	(1.9)

Income/(loss) before income taxes	(0.4)	3.9
Benefit for income taxes	(4.9)	(0.3)
Equity investment loss	(0.5)	(0.4)

Net income	$4.0	$3.8

Net income per share:
Basic	$0.12	$0.11

Diluted	$0.12	$0.11

Shares used in computing net income per share:
Basic	33.0	35.1

Diluted	33.6	36.1

(1)	These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.
(2)	These acquisition related costs, net consist primarily of amortization associated with certain acquired intangible assets as well as transitory acquisition related compensation plans.
(3)	Restructuring costs primarily include severance costs and facility consolidation costs associated with operational restructurings and acquisitions.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
GAAP gross margin	$126.2	$140.9
Acquisition related costs	15.3	17.0
Loss/(recovery) on supply commitment	(1.2)	—
Retention costs	0.1	—
Share-based compensation	0.7	0.9

Non-GAAP gross margin	$141.1	$158.8

GAAP gross margin - percentage of revenue	37.1%	33.7%
Acquisition related costs - percentage of revenue	4.5%	4.1%
Loss/(recovery) on supply commitment	-0.3%	—
Share-based compensation - percentage of revenue	0.2%	0.2%

Non-GAAP gross margin - percentage of revenue	41.5%	38.0%

GAAP research and development expense	$86.0	$89.6
Share-based compensation	(7.5)	(8.3)
Retention costs	(2.5)	—
In-process research and development charge	(3.7)	—

Non-GAAP research and development expense	$72.3	$81.3

GAAP selling, general, and administrative expense	$27.5	$33.6
Share-based compensation	(3.0)	(7.5)
Acquisition and integration related costs	—	(1.2)
Retention costs	(1.3)	—
Arbitration settlement, net	—	1.7

Non-GAAP selling, general, and administrative expense	$23.2	$26.6

GAAP operating income	$3.2	$5.8
Share-based compensation	11.2	16.7
Acquisition related costs	18.2	21.8
Loss/(recovery) on supply commitment	(1.2)	—
Restructuring costs	6.6	8.3
Retention costs	3.9	—
In-process research and development charge	3.7	—
Arbitration settlement, net	—	(1.7)

Non-GAAP operating income	$45.6	$50.9

GAAP net income	$4.0	$3.8
Share-based compensation	11.2	16.7
Acquisition related costs	18.2	21.8
Loss/(recovery) on supply commitment	(1.2)	—
Restructuring costs	6.6	8.3
Retention costs	3.9	—
In-process research and development charge	3.7	—
Arbitration settlement, net	—	(1.7)
Other non-cash items	4.6	4.5
Recovery on sale of investment	—	(2.8)
Equity investment loss	0.5	0.4
Non-GAAP tax adjustments	(10.5)	(6.4)

Non-GAAP net income	$41.0	$44.6

GAAP net income per share - diluted	$0.12	$0.11
Share-based compensation	0.33	0.46
Acquisition related costs	0.54	0.61
Loss/(recovery) on supply commitment	(0.04)	—
Restructuring costs	0.20	0.23
Retention costs	0.12	—
In-process research and development charge	0.11	—
Arbitration settlement, net	—	(0.05)
Other non-cash items	0.14	0.12
Recovery on sale of investment	—	(0.08)
Equity investment loss	0.01	0.01
Non-GAAP tax adjustments	(0.31)	(0.17)

Non-GAAP net income per share - diluted	$1.22	$1.24

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FlOWS

(In millions)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Net income	$4.0	$3.8
Non-cash operating items	43.0	41.4
Changes in working capital	0.3	(40.6)

Provided by operations	47.3	4.6

Acquisitions	(2.5)	—
Fixed asset & intangible asset purchases	(5.0)	(6.8)
Proceeds from sales and maturities of investments	—	2.8

Used in investing	(7.5)	(4.0)

Treasury shares purchased	(17.0)	(39.4)
Equity compensation, net	0.2	1.2

Used in financing	(16.8)	(38.2)

Effect of exchange rate changes on cash and cash equivalents	—	(0.1)

Net change in cash and cash equivalents	23.0	(37.7)

Cash and cash equivalents at beginning of period	327.8	301.0

Cash and cash equivalents at end of period	$350.8	$263.3

Cash paid for taxes	$7.1	$1.7